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                                                                    EXHIBIT 5.1
                         [HAHN LOESER PARKS LETTERHEAD]



                                                              November 4, 1997



TransTechnology Corporation
150 Allen Road
Liberty Corner, New Jersey 07938

Gentlemen:

         As counsel for TransTechnology Corporation, a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-2, as amended (the "Registration Statement"), first filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 8, 1997, with respect to 1,265,000 shares of the Company's Common Stock, $0.01 par value per share, of which 1,000,000 shares are offered for the account of the Company ("Company Shares"), 100,000 shares are offered for the accounts of certain selling stockholders (the "Selling Stockholders") named in the Registration Statement (the "Selling Stockholder Shares") and 165,000 shares are subject to an over-allotment option granted to the underwriters by the Company (the "Over-Allotment Shares").

         In connection with the foregoing, we have examined (a) the Amended and Restated Certificate of Incorporation and the Amended Bylaws of the Company; (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Company Shares, the Selling Stockholder Shares and the Over-Allotment Shares, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         Based upon such examination, we are of the opinion that:

         1. The Company is a corporation organized and validly existing under the laws of the State of Delaware.

         2. The Company Shares and the Over-Allotment Shares to be sold by the Company have been duly authorized and, when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.



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TransTechnology Corporation
November 4, 1997
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         3.       The Selling Stockholder Shares to be sold by the Selling
                  Stockholders when sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ HAHN LOESER & PARKS LLP
                                          -----------------------------------
                                          HAHN LOESER & PARKS LLP